PARK ELECTROCHEMICAL CORP.
                                                   NEWS RELEASE
Contact:  Murray Stamer
          48 South Service Road
          Melville, NY 11747
          (631) 465-3600

          PARK ELECTROCHEMICAL REPORTS THIRD QUARTER RESULTS

MELVILLE, New York, December 22, 2004......Park Electrochemical Corp.
(NYSE-PKE) reported sales of $50,359,000 for the third quarter ended November 28, 2004 compared to sales from continuing operations of $51,058,000 for the third quarter of last year. Park's sales for the first nine months were $159,975,000 compared to sales from continuing operations of $138,947,000 for last year's first nine months.

Park reported net profit from continuing operations before special items of $4,189,000 for the third quarter ended November 28, 2004 compared to net profit from continuing operations before special items of $2,394,000 for last fiscal year's third quarter. During the third quarter ended November 28, 2004, the Company recognized a $4,745,000 gain related to insurance proceeds from the November 2002 accident at its Singapore facility and $625,000 of realignment charges for workforce reductions at its North American and European operations. During the prior year's third quarter, the Company realized a pre-tax gain of $429,000 on the sale of real estate previously used by its Nelco UK subsidiary and had a loss from discontinued operations of $1,838,000. Accordingly, net earnings were $7,692,000 for the third quarter ended November 28, 2004 compared to net earnings of $985,000 for last fiscal year's third quarter.

For the nine-month period ended November 28, 2004, Park reported net profit from continuing operations before special items of $13,157,000 compared to net profit from continuing operations before special items of $2,906,000 for last year's nine-month period. Net earnings for the nine months ended November 28, 2004 included the gain on the insurance settlement and realignment charge described above. For the prior year's first nine-month period, the Company reported a pre-tax gain of $33,088,000 related to the Delco lawsuit, a pre-tax gain of $429,000 on the sale of real estate previously used by its Nelco UK subsidiary and pre-tax charges of $8,438,000 related to realignment costs. Net earnings for the nine months ended November 28, 2004 were $16,660,000 compared to net earnings of $11,572,000 for last year's first nine-month period.

Park reported diluted earnings per share from continuing operations before special items of $.21 and $.66, respectively, for the third quarter and nine months ended November 28, 2004 compared to $.12 and $.15, respectively, for last year's third quarter and first nine-month period. Diluted earnings per share were $.38 and $.83, respectively, for the third quarter and nine months ended November 28, 2004 compared to $.05 and $.58, respectively, for last year's third quarter and first nine-month period.

Brian Shore, Park's President and CEO, said: "Although the global markets for our electronics materials products improved to some degree in the month of September, those markets were anemic during the remainder of the third quarter. It is currently too early in the fourth quarter to have any intelligent opinion as to whether those markets will improve during the fourth quarter. However, the military, aerospace, wireless communication and industrial markets for our FiberCote advanced composites business were all healthy during the third quarter, with particular strength coming from the rocket motor, airframe and radome components of those markets. We believe the markets for our FiberCote business will continue to be healthy during the fourth quarter. We continue to invest our company's human and financial resources in the higher technology aspects of our electronics materials business and in our FiberCote advanced composite business. Our Singapore and China expansions are progressing on track. In addition, we are in the process of installing an additional large treater at our FiberCote advanced composite facility located in Waterbury, Connecticut. This treater will effectively double FiberCote's current manufacturing capacity."

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 946-0712.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EST today through 11:59 p.m. EST on Sunday, December 26, 2004. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 154649 or on the Company's website at www.parkelectro.com under the caption "Investor Conference Calls".

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles ("GAAP") financial measures, which include special items, such as realignment and severance charges and the gain on the Delco lawsuit. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the company's operating performance, since the Company's on-going, normal business operations do not include such special items. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Certain portions of this press release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park's expectations. Such factors include, but are not limited to, general conditions in the electronics industry, Park's competitive position, the status of Park's relationships with its customers, economic conditions in international markets, the cost and availability of utilities, and the various factors set forth under the caption "Factors That May Affect Future Results" after Item 7 of Park's
Annual Report on Form 10-K for the fiscal year ended February 29, 2004.

Park Electrochemical Corp. is a global advanced material company which develops and manufactures high-technology digital and RF/microwave printed circuit materials and advanced composite materials for the electronics, military, aerospace, wireless communication and industrial markets. The Company's manufacturing facilities are located in Singapore, China (currently under construction), France (two facilities), Connecticut, New York, Arizona and California. The Company operates under the FiberCote, Nelco and Neltec names.

Additional corporate information is available on the World Wide Web at www.parkelectro.com.

The performance table (in thousands, except per share amounts - unaudited):

                                    13 weeks ended     39 weeks ended
                                    11/28/04 11/30/03  11/28/04 11/30/03

Sales from Continuing Operations    $50,359  $51,058  $159,975 $138,947

Net Profit from Continuing
Operations before Special Items     $ 4,189  $ 2,394  $ 13,157 $  2,906
After-Tax Special Items               3,503      429     3,503   19,255
Loss from Discontinued
Operations, Net of Taxes                  -   (1,838)        -  (10,589)
                                    -------  -------- --------  --------
     Net Earnings                   $ 7,692  $   985  $ 16,660  $11.572

Diluted Earnings Per Share:
Net Profit from Continuing
Operations before Special Items     $  0.21   $ 0.12   $  0.66   $ 0.15
After-Tax Special Items                0.17     0.02      0.17     0.96
Loss from Discontinued
Operations, Net of Taxes                  -    (0.09)        -    (0.53)
                                    -------   -------  -------   -------
     Net Earnings                   $  0.38   $ 0.05   $  0.83   $ 0.58

Diluted Weighted Average Shares
Outstanding                          20,061   20,083    20,081   19,932


The comparative balance sheets (in thousands):

                                          11/28/04     2/29/04
Assets                                  (unaudited)
Current Assets
 Cash and Marketable Securities          $204,885     $189,186
 Accounts Receivable, Net                  33,039       36,149
 Inventories                               14,342       11,707
 Other Current Assets                       4,218        3,040
                                         --------     --------
   Total Current Assets                   256,484      240,082

 Fixed Assets, Net                         64,835       70,569
 Other Assets                                 764          419
                                         --------     --------
   Total Assets                          $322,083     $311,070

Liabilities  and  Stockholders' Equity
 Current Liabilities
  Accounts Payable                       $ 11,354     $ 14,913
  Accrued Liabilities                      22,920       24,468
  Dividends Payable                        21,494            -
  Income Taxes Payable                      5,874        3,248
                                         --------      -------
   Total Current Liabilities               61,642       42,629

Deferred Income Taxes                       5,100        5,107
Liabilities from Discontinued
 Operations                                17,317       19,438
    Total Liabilities                      84,059       67,174

Stockholders' Equity                      238,024      243,896
                                         --------     --------
    Total Liabilities and
     Shareholders' Equity                 322,083     $311,070

Equity Per Share                           $11.95       $12.33


 Detailed operating information (in thousands - unaudited):

                                  13 Weeks Ended      39 Weeks Ended
                               11/28/04  11/30/03   11/28/04   11/30/03
 Continuing Operations
   Net Sales                   $ 50,359  $ 51,058  $ 159,975   $138,947
   Cost of Sales                 40,519    41,294    127,005    118,641
     %                            80.5%     80.9%      79.4%      85.4%
   Gross Profit                   9,840     9,764     32,970     20,306
     %                            19.5%     19.1%      20.6%      14.6%
   Selling, General and
    Administrative Expenses       6,282     7,838     21,144     20,255
     %                            12.4%     15.3%      13.2%      14.6%
   Profit from Operations         3,558     1,926     11,826         51
     %                             7.1%      3.8%       7.4%       0.0%
   Other Income                     971       706      2,398      2,194
     %                             1.9%      1.4%       1.5%       1.6%
   Pre-Tax Operating Profit       4,529     2,632     14,224      2,245
     %                             9.0%      5.2%       8.9%       1.6%
   Income Tax Provision (Benefit)   340       238      1,067      (661)
     Effective Tax Rate            7.5%      9.0%       7.5%     -29.4%
   Net Profit from Continuing
    Operations before Special
    Items                         4,189     2,394     13,157      2,906
     %                             8.3%      4.7%       8.2%       2.1%

 Special Items:
   Delco Lawsuit                      -         -          -     33,088
     %                                -         -          -      23.8%
   Realignment Charges            (625)         -      (625)    (8,438)
     %                            -1.2%         -      -0.4%      -6.1%
   Gain on Sale of UK Real Estate     -       429         -         429
     %                                -      0.8%         -        0.3%
   Insurance Gain                 4,745         -     4,745           -
     %                             9.4%         -      3.0%           -
   Income Tax Provision             617         -       617       5,824
     Effective Tax Rate           14.9%         -     14.9%       23.2%
   After-Tax Special Items        3,503       429     3,503      19,255
     %                             7.0%      0.8%      2.2%       13.9%
 After Special Items:
   Earnings from Continuing Operations
     before Income Taxes          8,649     3,061    18,344      27,324
     %                            17.2%      6.0%     11.5%       19.7%
   Income Tax Provision             957       238     1,684       5,163
     Effective Tax Rate           11.1%      7.8%      9.2%       18.9%
    Net Earnings from Continuing
    Operations                    7,692     2,823    16,660      22,161
     %                            15.3%      5.5%     10.4%       15.9%

 Loss from Discontinued Operations, Net
   of Taxes                           -   (1,838)         -    (10,589)
     %                                -     -3.6%         -       -7.6%
    Net Earnings               $  7,692   $   985  $ 16,660    $ 11,572
     %                            15.3%      1.9%     10.4%        8.3%